NEW AGE ALPHA VARIABLE FUNDS TRUST 485BPOS

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14 of NAA Large Cap Value Series, NAA All Cap Value Series, NAA Small Cap Value Series, NAA SMid-Cap Value Series, NAA Large Core Series, NAA World Equity Income Series, NAA Mid Growth Series, NAA Small Growth Series, and NAA Large Growth Series, each a series of New Age Alpha Variable Funds Trust, under the heading “Fund Service Providers” in the Combined Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 3, 2024